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                                [LETTERHEAD]

                              December 6, 2001

David W. Pruitt, President
Cap Rock Energy Corporation
500 West Wall Street, Suite 500
Midland, Texas 79701


                                    RE:      SALES OR OFFERS FOR SALE OF STOCK
                                             IN CAP ROCK ENERGY CORPORATION
                                             AND/OR CAP ROCK ELECTRIC
                                             COOPERATIVE

Dear Mr. Pruitt:

The Texas Securities Act (the "Act") requires that all securities offered or sold be registered with the Securities Commissioner and sold by a registered dealer unless exempt from the registration provisions of the Act. The State Securities board has learned that Cap Rock Energy Corporation and/or Cap Rock Electric Cooperative (collectively "Cap Rock") may have offered or sold its stock to Texas residents. Our records reflect that Cap Rock is not registered as a dealer and that no securities issued by Cap Rock are registered with the Securities Commissioner.

The Act also contains anti-fraud provisions applicable to the offer or sale of securities and to all advertisements, literature, statements and representations used in connection therewith. We have learned that Cap Rock may have offered or sold securities in connection with communications that set forth untrue statements of material fact and/or fail to state material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

These communications include but are not limited to the article "Cap Rock Buys Electric Utility Properties" contained within Cap Rock Electric Hi-Lines Newsletter Vol. 14 No. 3, March 2000 (the "Article"), and a video accessible through the Video Library section of the website attributed to and maintained by Cap Rock (the "Video"). The Article begins: "Cap Rock Electric presented a press release in mid-February announcing the acquisition of electric utility properties from Citizens Utilities (NYSE:CZN) in the states of Arizona and Vermont. The transactions are expected to close within the next twelve months following regulatory approvals." The Video includes segments wherein a narrator states: "[o]ur acquisition of electric utility properties in Arizona and Vermont added 91,500 meters to our system and greatly enhanced the value of the company," and "[w]e have left our footprints in enhancing and enlarging our customer base by purchasing an MMDS broadband wireless company in New Mexico." The State Securities Board has learned, however, that neither

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the transaction described in the Article nor those described in the Video may have been completed as otherwise described.

With respect to the issues raised herein, please advise this office as to what exemption, if any, is being relied upon with respect to the aforementioned offering and furnish this office with the following additional information:

         1. A history of Cap Rock, including its capitalization, a current balance sheet and an indication of any material acquisitions, liquidations, or other reorganizations occurring during the previous three years.

         2. A list of all persons who have been directly or indirectly offered any securities Cap Rock has sold or issued during the previous three years.

         3. A list of all companies or persons who have purchased or acquired securities that Cap Rock has sold or issued during the previous three years, their complete addresses, the dates of their purchases, and the amount of their investments.

         4. A list of all salesmen, their names, addresses, and telephone numbers and an indication as to whether they are licensed securities salesmen.

         5. A history of the website attributed to and maintained by Cap Rock, including its date of creation and an account of any modifications to the files and documents contained therein.

         6. A history of the Video, including its date of creation and an account of any subsequent modifications or alternations thereto.

         7. A history of all acquisitions described within the Video and the Article and an indication of whether or not these acquisitions were successfully executed and completed.

         8. Copies of all notices, newsletters, form letters, circulars or other communications that have been, are being or will be used to communicate events pertinent to the acquisitions described within the Video and the Article.

         9. Copies of all newsletters, video recordings, brochures, prospectuses, offering circulars, form letters, purchase contracts and other sales materials which have been, are being or will be used in connection with any securities Cap Rock has issued, offered, or sold during the previous three years.

         10. Copies of all press releases dated within the previous three years.


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We would appreciate receiving the requested information within fourteen days of the date of this letter. Please make all replies returnable to the State Securities Board, Box 13167, Austin, Texas 78711-3167. If you have any questions regarding this matter, please do not hesitate to contact the undersigned at
(512) 305-8300.

                                          Very truly yours,

                                          DENISE VOIGT CRAWFORD
                                          Securities Commissioner

                                          Joseph Rotunda
                                          Attorney, Enforcement Division

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